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[PricewaterhouseCoopers Letterhead]


                                                                    Exhibit 16.1



October 23, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Dynavax Technologies Corporation, included within this Registration Statement on Form S-1 dated October 23, 2003 pursuant to Item 11(i) of Form S-1. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,


/s/ PricewaterhouseCoopers LLP